Project Cheeseburger Presentation to the Special Committee of the Board of Directors Summary of Preliminary Indications of Interest August 17, 2005 CONFIDENTIAL Exhibit C.6

Table of Contents 1. Executive Summary 2. Summary of Preliminary Indications of Interest 3. Valuation Update 4. Next Steps and Process Timeline 5. Preliminary Indication Letters 1

* * * * * * * * * * * * * * * 1. Executive Summary * * * * * *

Price
Volume (000)

citigroup
corporate and investment banking

Apr
2005
May Jun Jul Aug
12.0
12.5
13.0
13.5
14.0
14.5
15.0
100
200
300
400
500
600
Investor Response Since Strategic
Alternatives Announcement
May 16: Announces retention of Citigroup
to explore strategic alternatives
Pre-Announcement Price: $12.00
1-Day Increase: 11.9%
July 28: Reports
2nd*quarter
EPS of $0.25 per share,
below consensus estimates of $0.26; BUT
announces that greater than 25 parties have
expressed interest in the Company
Pre-Announcement Price: $13.01
1-Day Increase: 8.0%
Pre-Announcement Price (5/13/05): $12.00
Current Price (8/15/05): 14.69
Premium: 22.4%
Rumors That Deal Unlikely

Phase I Summary
54 Potential Buyers Contacted:
(48 Financial Buyers / 6 Strategic Buyers)
3 Preliminary Indications:
(2 Financial
1 Strategic)
30 Parties Received the Offering Memorandum:
(28 Financial Buyers / 2 Strategic Buyers)

Phase I Summary (Continued)
General concerns of interested parties:
Not interested in the QSR sector right now
Focused on other QSR assets
Deal size
Cautious about take private transactions
Specific concerns of interested parties:
Sustainability of growth
Two brands
Exit opportunities
Valuation

Preliminary Bid Summary
Proposed purchase prices ranging from $15.00 to $17.50 per share
Freeman Spogli & Co. - $16.00 - $17.50
MidOcean Partners - $15.25 - $17.50
NRD (franchisee Aziz Hashim) - $15.00 - $17.00
Indications represent premium of 25% - 46% over pre-announcement stock price
The following parties have indicated that they may submit an indication:
BMD Management (need additional time)
Bruckmann, Rosser, Sherrill & Co.
Key diligence areas identified by buyers:
Verification of growth forecasts and ability to meet 2005 forecast
Review of operations of current franchise and Company-operated locations

Summary Multiples Analysis
(Dollars in millions, Except per Share Data)
Potential Bidder
(a)
FS MO NRD
Midpoint Indication $16.75 $16.38 $16.00
Low
16.00 15.25 15.00
High 17.50 17.50 17.00
Premium to:
    Closing Price
(b)
$14.69 14.0% 11.5% 8.9%
    Pre-Announcement Price (5/13/05) 12.00 39.6 36.5 33.3
    30-day Average 13.67 22.5 19.8 17.0
Market Capitalization $190 $186 $182
Equity Value 215 209 204
Firm Value
(c) 225 220 214
EBITDA
    LTM $28.1 8.0x 7.8x 7.6x
    2005E 30.9 7.3 7.1 6.9
    2006E 35.0 6.4 6.3 6.1
Earnings per Share (Diluted)
    2005E $1.00 16.7x 16.3x 15.9x
    2006E 1.12 15.0 14.6 14.3
Note: Projections based on Management forecast.
(a) FS = Freeman Spogli & Co., MO = MidOcean Partners, NRD = National Restaurant Development
(b) Stock price as of August 15, 2005.
(c) Firm value includes $21.3 million total debt and $11.0 million cash.  Balance Sheet data as of June 20, 2005.

Historical Market Premiums Paid
Cash transactions greater than $100 million for U.S. targets since January 1, 2001
4-Week Prior Transaction Premiums 1-Day Prior Transaction Premiums
# Deals 13 358 55
13 358 55
Source:  SDC.
27.1%
27.2%
30.6%
34.4%
28.2%
43.8%
0%
10%
20%
30%
40%
50%
Minority Buyouts
Only
All Other Going
Private Transactions
Acquisitions by
Unaffiliated Buyers
Median
Average
26.0%
24.8%
24.5%
38.3%
24.6%
30.6%
0%
10%
20%
30%
40%
50%
Minority Buyouts
Only
All Other Going
Private Transactions
Acquisitions by
Unaffiliated Buyers
Median
Average

* * * * * * * * * * * 2. Summary of Preliminary Indications of Interest

Summary of Preliminary Indications
of Interest
None
Legal: Kirkland & Ellis LLP
Accounting / Tax:  KPMG or
PriceWaterhouseCoopers
Internal Investment Committee
Review of operations of existing owned and
franchised locations
Review of potential for continued same store
sales growth, new unit development and further
market growth potential
Available to commence due diligence
immediately
No further consent or approvals needed following
completion of due diligence
Combination of equity through committed funds
and possibly one or more limited partners, and
debt financing
Welcome and expect management participation
through an equity rollover and new management
stock plan
Based on information contained in the OM
$15.25 - $17.50 per share (cash)
None given Valuation Assumptions
None Comments / Concerns
None given Advisors
None Approvals / Conditions
None given Key Diligence Items
Prepared to commit resources to finish due
diligence on an expedited basis
Timing
Combination of equity from FS Equity Partners V,
L.P. and debt financing from JP Morgan
Financing
Intend to retain existing management team.
Participation in the transaction to be determined
before delivery of final investment proposal
Management/Employees
$16.00 - $17.50 per share (cash) Purchase Price
Freeman Spogli & Co. MidOcean Partners

Summary of Preliminary Indications
of Interest
All information in the OM is true and verifiable
All material facts regarding the nature of the
assets have been disclosed
Accounts receivable are 100% collectible, no
material bad debts or defaults of debtors
Valuation Assumptions
None Comments / Concerns
Legal: Kilpatrick Stockton, LLP
Financial: Bennett / Thrasher
Advisors
None Approvals / Conditions
Review of employment agreements and benefit
plans, notes and other evidences of
indebtedness, marketing and advertising plans,
and G&A expenses
Appraisals of Company-owned assets
List of Company-operated stores with detail on
remodels done and planned capex
Key Diligence Items
Completion of due diligence within 6 weeks
Closing by December 1 at latest
Timing
Combination of equity from private equity
partners and debt financing from either GE
Capital or RBC Capital Markets
Financing
Expects to retain substantially all of the
Company’s senior management and other
employees
Management/Employees
$15.00 - $17.00 per share (cash) Purchase Price
National Restaurant Development

* * * * * * * * * * * * * * * * * * * * * 3. Valuation Update

Public Market Valuation
Note: Data as of August 15, 2005. Forward estimates calendarized to December
31st*fiscal
year end.
Source: Wall Street Research and company filings.  Checkers based on management projections.
(1)  Indicative annual dividend as a percentage of LTM Net Income.
(2)  For dividend-paying stocks only.
(2) (2)
(1)

Stock FV / EBITDA Price / EPS
LT EPS
P / E / G
Debt / LTM Dividend Payout
Market Cap. Firm Value LTM CY2005 CY2005 CY2006 Growth CY2005 CY2006 EBITDA Yield
Ratio
$42,002 $49,058 10.1x 9.2x 16.9x 15.7x 9.0% 1.9x 1.7x 1.8x 1.8% 28.2%
14,859 17,397 ` 11.1 10.3 19.8 18.0 12.0 1.6 1.5 1.1 0.9 15.1
5,717 6,435 10.9 10.1 22.3 20.1 12.0 1.9 1.7 1.2 1.2 37.5
1,905 2,061 11.7 10.8 25.3 21.5 17.0 1.5 1.3 0.6 0.0 0.0
1,320 1,581 6.6 6.2 15.0 14.0 10.0 1.5 1.4 1.3 0.0 0.0
1,621 2,482 11.4 10.8 17.7 16.0 11.0 1.6 1.5 3.5 1.8 34.7
752 1,107 8.9 7.8 15.2 12.3 15.0 1.0 0.8 1.5 0.0 0.0
766 835 7.3 NA 18.2 16.0 8.5 2.1 1.9 0.6 0.0 0.0
Median $1,763 $2,272 10.5x 10.1x 18.0x 16.0x 11.5% 1.6x 1.5x 1.2x 1.5% 7.5%
$167 $196 7.0x 6.3x 14.7x 13.1x 15.0% 1.0x 0.9x 0.8x 0.0% 0.0%

6.0x
8.3x
8.2x
9.0x
6.3x
2.0x
4.0x
6.0x
8.0x
10.0x
Burger King
12/12/02
Domino's
12/18/98
Dairy Queen
10/27/97
Hardee's
4/18/97
Other Restaurant
Deals Median
(1997 - 2004)
Precedent M&A Transactions
Source:  Company filings and Wall Street Research.
Private Market: FV / LTM EBITDA
Major Brands Median: 8.25x

* * * * * * * * * * * * * * * * * * * * * 4. Next Steps and Process Timeline

Topics to Address
Key employee retention and transaction bonus
Data room preparation
Management presentation finalization and management rehearsal (including mock Q&A session)
Purchase agreement drafting
Contact Berkshire Hathaway to assess interest level
Buyers likely to be focused on financial performance and unit growth given
First half 2005 performance of $13.0mm EBITDA requires $17.9mm of second half EBITDA to meet 2005 target
Current Company-operated unit count of 206 versus 2005 target of 218
Current franchise unit count of 585 versus 2005 target of 605

Revised Process Timeline
31 30 29 28
27 26 25 24 23 22 21
20 19 18 17 16 15 14
13 12 11 10 9 8 7
6 5 4 3 2 1
S F T W T M S
August 2005
31 30 29 28
27 26 25 24 23 22 21
20 19 18 17 16 15 14
13 12 11 10 9 8 7
6 5 4 3 2 1
S F T W T M S
August 2005
30 29 28 27
26 25 24 23 22 21 20
19 18 17 16 15 14 13
12 11 10 9 8 7 6
5 4 3 2 1
S F T W T M S
November 2005
30 29 28 27
26 25 24 23 22 21 20
19 18 17 16 15 14 13
12 11 10 9 8 7 6
5 4 3 2 1
S F T W T M S
November 2005
30 29 28 27 26 25
24 23 22 21 20 19 18
17 16 15 14 13 12 11
10 9 8 7 6 5 4
3 2 1
S F T W T M S
September 2005
30 29 28 27 26 25
24 23 22 21 20 19 18
17 16 15 14 13 12 11
10 9 8 7 6 5 4
3 2 1
S F T W T M S
September 2005
31 30
29 28 27 26 25 24 23
22 21 20 19 18 17 16
15 14 13 12 11 10 9
8 7 6 5 4 3 2
1
S F T W T M S
October 2005
31 30
29 28 27 26 25 24 23
22 21 20 19 18 17 16
15 14 13 12 11 10 9
8 7 6 5 4 3 2
1
S F T W T M S
October 2005
Denotes holiday

May June July August September October November
16 23 30 06 13 20 27 04 11 18 25 01 08 15 22 29 05 12 19 26 03 10 17 24 31 07 14
Offering Memorandum Completed
Stage One
Planning, Due Diligence Weeks 1-7
and Marketing Document
Drafting
Begin Contacting Buyers Indications of Interest Due
Stage Two
Marketing Program and Weeks 8-13
Initial Bids
Board Evaluates Alternatives Week 14
Finalize Data Room and Week 15-16
Management Presentation
Binding Offers Due 10/10
Stage Three
Buyer Due Diligence and
Weeks 17-22
Final Bids
Sign Contract 11/02
Stage Four
Negotiation and Contract Weeks 23-25
Signing

* * * * * * * * * * * * * * * * * * * * * 5. Preliminary Indication Letters

Any terms set forth herein are intended for discussion purposes only and are subject to the final terms as set forth in separate definitive written agreements.
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